Exhibit 21
SUBSIDIARIES OF NISOURCE
as of December 31, 2008

Segment/Subsidiary	State of Incorporation

GAS DISTRIBUTION OPERATIONS
Bay State Gas Company	Massachusetts
Columbia Gas of Kentucky, Inc.	Kentucky
Columbia Gas of Maryland, Inc.	Delaware
Columbia Gas of Ohio, Inc.	Ohio
Columbia Gas of Pennsylvania, Inc.	Pennsylvania
Columbia Gas of Virginia, Inc.	Virginia
Kokomo Gas and Fuel Company	Indiana
Northern Indiana Fuel and Light Company, Inc.	Indiana
Northern Indiana Public Service Company*	Indiana
NiSource Retail Services, Inc.	Delaware

ELECTRIC OPERATIONS
Northern Indiana Public Service Company*	Indiana

GAS TRANSMISSION AND STORAGE OPERATIONS
Columbia Gas Transmission, LLC	Delaware
Columbia Gulf Transmission Company	Delaware
Crossroads Pipeline Company	Indiana
Columbia Deep Water Services Company	Delaware
Central Kentucky Transmission Company	Delaware
NiSource Gas Transmission & Storage Company	Delaware

Segment/Subsidiary	State of Incorporation

OTHER OPERATIONS
NiSource Energy Technologies, Inc.	Indiana
NiSource Development Company, Inc.	Indiana
EnergyUSA, Inc.	Indiana
EnergyUSA-TPC Corp.	Indiana

CORPORATE
Columbia Energy Group	Delaware
NiSource Finance Corp.	Indiana
NiSource Capital Markets, Inc.	Indiana
NiSource Corporate Services Company	Delaware
NiSource Insurance Corporation, Inc.	Utah
NIPSCO Receivables Corporation	Indiana
Columbia of Ohio Receivables Corporation	Delaware

*	Reported under Gas Distribution Operations and Electric Operations.

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